Exhibit 99.1

PROVIDENT ACQUISITION CORP. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 20760 Provident Acq. Proxy Card_REV7 Front INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the extraordinary general meeting online, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: https://www.cstproxy.com/paqc/2022 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Hong Kong Time, on , 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK ;;; EASY The undersigned hereby appoints Michael Aw, Zhi Qiang Goh and Bennette Ng (each, a “Proxy”) as proxies, each with the full power to act without the other and the power to appoint a substitute to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the “Meeting”) of Provident Acquisition Corp., a Cayman Islands exempted company (“Provident”) to be held on , 2022, at 9:00 a.m., Hong Kong Time, at the offices of Davis Polk & Wardwell located at The Hong Kong Club Building, 3A Chater Road, Hong Kong, or via live webcast at https://www.cstproxy.com/paqc/2022, and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in each Proxy’s discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, UNLESS SUCH AUTHORITY IS WITHHELD ON THIS PROXY CARD, THE PROXIES WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side) PROVIDENT ACQUISITION CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ; FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ;

20760 Provident Acq. Proxy Card_REV7 Back

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Provident Acquisition Corp.

To view the Proxy Statement and to attend the Meeting, please go to: https://www.cstproxy.com/paqc/2022

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

(1) **The Business Combination Proposal:** as an ordinary resolution, that the Agreement and Plan of Merger, dated as of March 3, 2022 by and among Provident, Perfect Corp., a Cayman Islands exempted company with limited liability ("Perfect"), Beauty Corp., a Cayman Islands exempted company with limited liability and a wholly owned subsidiary of Perfect (the "Merger Sub 1"), and Fashion Corp., a Cayman Islands exempted company with limited liability and a wholly owned subsidiary of Perfect (the "Merger Sub 2"), as it may be amended and/or restated from time to time, including by the First Amendment to Agreement and Plan of Merger, dated as of September 16, 2022, by and among Provident, Perfect, Merger Sub 1 and Merger Sub 2 (the "Business Combination Agreement"), copies of which are attached to the accompanying proxy statement as Annex A and Annex A-1, and the transactions contemplated thereunder (the "Business Combination" and together with transactions contemplated by agreements, instruments and documents contemplated by the Business Combination Agreement, the "Proposed Transactions") including the mergers whereby Merger Sub 1 will merge with and into Provident (the "First Merger"), with Provident surviving the First Merger as a wholly owned subsidiary of Perfect (the "First Merger Surviving Company"), and immediately thereafter and as part of the same overall transaction, the First Merger Surviving Company will merge with and into Merger Sub 2 (the "Second Merger"), with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of Perfect, be approved and authorized in all respects;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) **The Merger Proposal:** as a special resolution, that the First Plan of Merger, a copy of which is attached to the accompanying proxy statement as Annex C and will be produced and made available for inspection at the Meeting, and any and all transactions provided for in the First Plan of Merger, including, without limitation (a) the First Merger, (b) from the effective time of the First Merger (the "First Merger Effective Time"), the amendment and restatement of the existing memorandum and articles of association of Provident by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of Provident (as the First Merger Surviving Company) in the form attached as Appendix II to the First Plan of Merger, being the memorandum and articles of association of Merger Sub 1, and (c) at the First Merger Effective Time, (i) the redesignation of all authorized shares of Provident (as the First Merger Surviving Company) as ordinary shares, such that the authorized share capital of the First Merger Surviving Company will become $22,100 divided into 221,000,000 ordinary shares of a par value of $0.0001 each (the "First Merger Surviving Company Share Redesignation"), (ii) upon the First Merger Surviving Company Share Redesignation becoming effective, the consolidation of the authorized share capital of the First Merger Surviving Company such that the authorized share capital of the First Merger Surviving Company will become $22,100 divided into 221,000 ordinary shares of a par value of $0.10 each (the "First Merger Surviving Company Share Consolidation"), and (iii) upon the First Merger Surviving Company Share Consolidation becoming effective, the increase of authorized share capital of the First Merger Surviving Company from $22,100 divided into 221,000 ordinary shares of a par value of $0.10 each to $50,000 divided into 500,000 ordinary shares of a par value of $0.10 each, be approved and authorized in all respects;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) **The Share Issuance Proposal:** as an ordinary resolution, that for purposes of complying with applicable Nasdaq listing rules, the issuance of 20% or more of issued and outstanding ordinary shares of Provident (the "Provident Ordinary Shares") in connection with the Business Combination and related financing, be approved and authorized in all respects; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) **The Adjournment Proposal**: as an ordinary resolution, that the Meeting be adjourned to a later date or dates to be determined by the chairman of the Meeting, (a) if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals presented to shareholders for vote, (b) to the extent necessary, to ensure that any required supplement or amendment to the accompanying proxy statement is provided to Provident shareholders or (c) if as of the time for which the Meeting is scheduled, there are insufficient Provident Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature____________________________ **Signature, if held jointly**____________________________ **Date**____________, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. If signing as a corporation or partnership, please sign in full corporate or partnership name by authorized officer.